Exhibit 10.2.1

Execution Version

AGREEMENT

This AGREEMENT is made this 22nd day of September, 2006, by and between Achillion Pharmaceuticals, Inc. (“Achillion”) and Yale University (“Yale”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Yale and Vion Pharmaceuticals, Inc. (through its predecessor OncoRx Corporation (“Oncorx”), which together with Vion are collectively referred to herein as “Vion”) entered into a License Agreement, dated August 31, 1994 (the “Vion License Agreement”), pursuant to which Yale granted Vion an exclusive license under certain patents owned by Yale covering, inter alia, the compound known as ß-L-FD4C and its methods of use (the “Yale Elvucitabine Patents”);

WHEREAS, Yale and Vion entered into the following five amendments to the Vion License Agreement (collectively referred to herein as the “Five Amendments”):

(i) Agreement, dated November 15, 1995, between Yale and Oncorx;

(ii) Amendment No. 2 to License Agreement, dated June 12, 1997, between Yale and Vion;

(iii) Amendment No. 3 to License Agreement, dated September 25, 1998, between Yale and Vion;

(iv) Amendment No. 4 to a License Agreement Between Yale University and Vion Pharmaceuticals, Inc. (f/k/a Oncorx, Inc.), dated January 31, 2000, between Yale and Vion; and

(v) Amendment No. 5 to License Agreement, dated March 3, 2003, between Yale and Vion.

WHEREAS, Yale, Achillion, and Vion entered into that certain License Agreement (the “Achillion License Agreement”), dated February 3, 2000, pursuant to which Vion granted to Achillion an exclusive sublicense (exclusive even as to Yale and Vion) under the Yale Elvucitabine Patents.

WHEREAS, Achillion wishes for Yale to agree that Yale will not, among other things, enter into any further amendments to, or otherwise encumber, the Vion License or the Yale Elvucitabine Patents without Achillion’s prior written consent;

NOW, THEREFORE, in consideration of the continued activities of Achillion with respect to Elvucitabine and for other due and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.        Yale represents that, to the best of its knowledge, as of the date first written above, the Five Amendments are the only amendments to, or other agreements in any way affecting, the Vion License Agreement or the Yale Elvucitabine Patents, other than the Achillion License Agreement;

2.        Yale will not, without Achillion’s prior written consent, (i) agree or otherwise assent to any further amendment or modification to the Vion License Agreement or the Yale Elvucitabine Patents, or (ii) pledge, grant a security interest in or otherwise encumber the Vion License Agreement or the Yale Elvucitabine Patents;

3.        In the event the Vion License Agreement is terminated for any reason, is rejected or otherwise modified in bankruptcy, or any of Achillion’s rights deriving from the Vion License Agreement or under the Yale Elvucitabine Patents otherwise become adversely affected or impaired, Yale agrees to enter into a direct license with Achillion on substantially the same terms set forth in the Vion License Agreement and such other terms as may be reasonably necessary to prevent Achillion’s rights deriving from the Vion License Agreement or the Yale Elvucitabine Patents from becoming adversely affected or impaired.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

ACHILLION PHARMACEUTICALS, INC.

By:	/S/ MICHAEL D. KISHBAUCH
Name: Michael D. Kishbauch Title: President & CEO

Date: October 9, 2006

YALE UNIVERSITY

By:	/S/ E. JONATHAN SODERSTROM, PH.D.
Name: E. Jonathan Soderstrom, Ph.D. Title: Managing Director, OCR

Date: September 22, 2006